UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2008
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment of Employment Agreement with Jon Feltheimer
On September 18, 2008, Lions Gate Entertainment Corp. (the “Company”) entered into an Amendment of Employment Agreement (the “Feltheimer Amendment”) with Jon Feltheimer, the Company’s Co-Chairman and Chief Executive Officer. The Feltheimer Amendment amends the employment agreement dated as of September 20, 2006 between the Company and Mr. Feltheimer and provides that, in the event that Mr. Feltheimer’s employment is terminated by the Company due to his death, all stock options and restricted share units granted to Mr. Feltheimer, to the extent then outstanding and not otherwise vested, will immediately accelerate and become fully vested.
The foregoing description of the Feltheimer Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached as Exhibit 10.52 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Amendment of Employment Agreement with Michael Burns
On September 22, 2008, the Company entered into an Amendment of Employment Agreement (the “Burns Amendment”) with Michael Burns, the Company’s Vice Chairman which amends the employment agreement dated as of September 1, 2006 between the Company and Mr. Burns. Pursuant to the Burns Amendment, Mr. Burns’ (i) term of employment was extended for an additional one-year term, ending September 1, 2011, and (ii) annual base salary increased from $750,000 to $925,000 from September 10, 2008 through September 1, 2010, and $950,000 from September 2, 2010 through September 1, 2011. Mr. Burns was also granted the following: (i) 137,143 time-vesting restricted share units, vesting in three equal annual installments beginning September 1, 2009, and (ii) 137,142 performance-vesting restricted share units (vesting in three annual installments subject to satisfaction of annual Company performance targets approved by the Company’s Compensation Committee for the relevant period, or on a sliding scale basis if the Company performance targets have not been fully met for a particular year), with the first grant eligible to vest on September 1, 2009, the second on September 1, 2010, and the third on September 1, 2011. Additionally, in the event that Mr. Burns’ employment is terminated by the Company due to his death, all stock options and restricted share units granted to Mr. Burns, to the extent then outstanding and not otherwise vested, will immediately accelerate and become fully vested. The Burns Amendment also provides for additional events for termination by Mr. Burns of his employment agreement.
The foregoing description of the Burns Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached as Exhibit 10.53 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.52	Amendment of Employment Agreement between the Company and Jon Feltheimer dated September 18, 2008.

10.53	Amendment of Employment Agreement between the Company and Michael Burns dated September 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2008	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer